                                                                    Exhibit 25.1

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM T-1

                              -------------------

                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                              -------------------

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                        PURSUANT TO SECTION 305(b)(2) [X]

                              -------------------

                                  SUNTRUST BANK
               (Exact name of trustee as specified in its charter)

  303 Peachtree Street               30308                      58-0466330
       30th Floor                 (Zip Code)                  (I.R.S. employer
    Atlanta, Georgia                                         identification no.)
 (Address of principal
   executive offices)

                              -------------------

                                 Olga G. Warren
                                  SunTrust Bank
                               25 Park Place, N.E.
                                   24th Floor
                           Atlanta, Georgia 30303-2900
                                 (404) 588-7191
            (Name, address and telephone number of agent for service)

                              -------------------

                                   ONEOK, Inc.

               Oklahoma                                    73-1520922
    (State or other jurisdiction of            (IRS employer identification no.)
    incorporation or organization)

        100 West Fifth Street                                74103
            Tulsa, Oklahoma                                (Zip Code)
    (Address of principal executive
               offices)

                              -------------------

                     Debt Securities; Purchase Contracts and
                  Purchase Contract Units; Guarantees of Trust
                 Preferred Securities of the Trusts; and Junior
                     Subordinated Debentures with respect to
                           Trust Preferred Securities
                pursuant to Registration Statement No. 333-82717
                       (Title of the indenture securities)

================================================================================

1. General information.

     Furnish the following information as to the trustee-

          Name and address of each examining or supervising authority to which it is subject.

          Department of Banking and Finance,
          State of Georgia
          Atlanta, Georgia

          Federal Reserve Bank of Atlanta
          104 Marietta Street, N.W.
          Atlanta, Georgia

          Federal Deposit Insurance Corporation
          Washington, D.C.

          Whether it is authorized to exercise corporate trust powers.

          Yes.

2. Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3-12 No responses are included for Items 3 through 12. Responses to those Items are not required because, as provided in General Instruction B and as set forth in Item 13(b), the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

13. Defaults by the Obligor.

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

     There is not and has not been any default under this indenture.

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

     There has not been any such default.

14-15 No responses are included for Items 14 and 15. Responses to those Items are not required because, as provided in General Instruction (b) to Item 13, the obligor is not in default in default on any securities issued under indentures under which SunTrust Bank is a trustee.

16. List of Exhibits.

     List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

     (1) A copy of the Articles of Amendment and Restated Articles of Association of the trustee as now in effect.

     (2) A copy of the certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1, Registration No. 333-32106 filed by Sabre Holdings Corporation).

     (3) A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibits 2 and 3 to Form T-1, Registration No. 333-32106 filed by Sabre Holdings Corporation).

     (4)  A copy of the existing by-laws of the trustee as now in effect.

     (5)  Not applicable.

     (6) The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

     (7) A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on December 31, 2002.

     (8)  Not applicable.

     (9)  Not applicable.

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 4th day of April, 2003.

                                  SUNTRUST BANK

                                 By:  /s/ Olga G. Warren
                                     --------------------------------------
                                 Olga G. Warren
                                 Group Vice President

                              EXHIBIT 1 TO FORM T-1

                            ARTICLES OF AMENDMENT AND
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                                  SUNTRUST BANK

                                   (ATTACHED)

                                                                    Exhibit 25.1

                            ARTICLES OF AMENDMENT AND
                      RESTATED ARTICLES OF INCORPORATION OF
                                  SUNTRUST BANK

     Pursuant to the Financial Institutions Code of Georgia, SunTrust Bank, a Georgia banking corporation (the "Bank"), submits Articles of Amendment and Restated Articles of Incorporation and shows as follows:

                                       1.

     The Bank was chartered by a special act of the General Assembly of Georgia approved on September 21, 1891 with banking and trust powers.

                                       2.

     The Bank's main office is located at 303 Peachtree Street, N.E., Atlanta, Fulton County, Georgia, 30308.

                                       3.

     By a written consent and waiver of notice dated March 4, 2002, the sole shareholder of the 4,320,000 shares of Common Stock then outstanding and entitled to vote did authorize, approve and adopt these Articles of Amendment and Restated Articles of Incorporation of the Bank, as submitted by a Resolution of the Board of Directors, and as set forth in Paragraph 4 below. The Bank has only two classes of stock authorized, its Common Stock and its Preferred Stock, of which only one class, its Common Stock, is issued and outstanding on the date hereof.

                                       4.

     The Articles of Incorporation of the Bank shall be amended by authorizing the issuance of Series C Non-Cumulative Preferred Stock in Article VI, and by restating in their entirety the Articles of Incorporation, as heretofore amended, and substituting therefor in all respects, the Restated Articles of Incorporation as follows:


                                       Exhibit 1 page 1

                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF

                                  SUNTRUST BANK

                                    Article I

     The name of the bank is SunTrust Bank (the "Bank").

                                   Article II

     The Bank is organized pursuant to the provisions of the Financial Institutions Code of Georgia.

                                   Article III

     The Bank shall have perpetual duration.

                                   Article IV

     The principal place of business of the Bank is located in Atlanta, Fulton County, Georgia, and the Bank may establish branches or agencies at other places in Georgia or elsewhere. The address of the main office of the Bank is 303 Peachtree Street, N.E., Atlanta, Fulton County, Georgia 30308.

                                    Article V

     The purposes for which the Bank is organized are to act as a bank and as a trust company and to enjoy and be subject to the powers and restrictions of a bank and a trust company under the laws of the State of Georgia, and to conduct any other businesses, to exercise any powers, and to engage in any other activities not specifically prohibited to corporations organized to act as a bank and as a trust company under the laws of the State of Georgia.

                                   Article VI

     Section 6.01. The aggregate number of common shares which the Bank has authority to issue is 4,750,000, all of which are of one class only, each such share having a par value of $5.00 (the "Common Stock"). The Bank shall also have authority to issue 100,000 shares of preferred stock, par value $1,000 per share (the "Preferred Stock").

     Section 6.02. Pursuant to the provisions of this Article VI, a series of Preferred Stock, all designated as the Series A Non-Cumulative Preferred Stock, consisting of 1,000 shares, is hereby established and authorized to be issued, and in addition to such matters specified elsewhere in this Article VI, such Series A Non-Cumulative Preferred Stock shall have the following powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions:

     (a) Designation and Amount. The shares of such series of Preferred Stock shall be designated as the Series A Non-Cumulative Preferred Stock ("Series A Preferred Stock"), and the number of shares constituting the Series A Preferred Stock shall be 1,000. The liquidation


                                       Exhibit 1 page 2
preference of the Series A Preferred Stock shall be $100,000 per share ("Series A Liquidation Value").

     (b) Maturity. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

     (c) Rank. The Series A Preferred Stock shall, with respect to dividend rights and upon liquidation, dissolution and winding up of the Bank, rank (i) senior to all classes and series of Common Stock of the Bank and to all classes and series of equity securities of the Bank now or hereafter authorized, issued or outstanding, which by their terms expressly provide that they are junior to the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Bank, or which do not specify their rank (collectively with the Common Stock, the "Series A Junior Securities"); (ii) on a parity with the Series B Preferred Stock and each other class or series of equity securities issued by the Bank after the date hereof, the terms of which specifically provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Bank (collectively with the Series B Preferred Stock, the "Series A Parity Securities"); and (iii) junior to each other class or series of equity securities issued by the Bank after the date hereof, the terms of which specifically provide that such class or series will rank senior to the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Bank (collectively, the "Series A Senior Securities"), provided that any such Series A Senior Securities and Series A Parity Securities issued after the date hereof that are not approved by the holders of Series A Preferred Stock as required by Section 6.02(i)(i)(D) hereof shall be deemed to be Series A Junior Securities and not Series A Senior Securities or Series A Parity Securities, as the case may be.

     (d) Dividends. Dividends are payable on the Series A Preferred Stock as follows:

          (i) The holders of shares of the Series A Preferred Stock in preference to the Series A Junior Securities shall be entitled to receive, out of funds legally available for that purpose, and when, as, and if declared by the Board of Directors of the Bank, preferential non-cumulative dividends payable in cash at the annual rate of nine percent (9.00%) of the Series A Liquidation Value (the "Series A Dividend Rate").

          (ii) Dividends on the Series A Preferred Stock shall be non-cumulative. Dividends not paid on any Series A Dividend Payment Date shall not accumulate thereafter. Dividends shall accumulate from the first day of any Series A Dividend Period to but excluding the immediately succeeding Series A Dividend Payment Date. Dividends, if and when declared, shall be payable in arrears in cash on each Series A Dividend Payment Date of each year with respect to the Series A Dividend Period ending on the day immediately prior to such Series A Dividend Payment Date at the Series A Dividend Rate to holders of record at the close of business on the applicable Record Date, commencing on March 31, 2001 with respect to any shares of Series A Preferred Stock issued prior to that Series A Dividend Payment Date; provided that dividends payable on the Series A Preferred Stock on the initial Series A Dividend Payment Date (and any dividend payable for a period less than a full semiannual period) shall be prorated for the period and computed on the basis of a 360-day year of twelve 30-day months and the actual number of days in such Series A Dividend Period; and provided, further, that dividends payable on the Series A Preferred Stock on the initial Series A Dividend


                                       Exhibit 1 page 3

     Payment Date shall include any accumulated and unpaid dividends on the Series B Non-Cumulative Exchangeable Preferred Stock of the Corporation exchanged for the Series A Preferred Stock as of the Exchange Date for the then current dividend period. Dividends on such Series A Preferred Stock shall be paid only in cash.

          (iii) No dividends on shares of Series A Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Board of Directors or paid or set apart for payment by the Bank at such time as the terms and provisions of any agreement of the Bank, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

          (iv) Holders of shares of Series A Preferred Stock shall not be entitled to any dividends in excess of full non-cumulative dividends declared, as herein provided, on the shares of Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of Series A Preferred Stock that may be in arrears.

          (v) (A) So long as any shares of Series A Preferred Stock are outstanding, no dividends shall be declared, paid or set aside for payment or other distribution upon any Series A Junior Securities (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Series A Junior Securities and other than as provided in clause (B) below), nor shall any shares of any Series A Junior Securities or any Series A Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or set aside or made available for a sinking fund for the redemption of any shares of any such stock) by the Bank (except by conversion into or exchange for shares of, or options, warrants or rights to subscribe for or purchase, Series A Junior Securities) whenever, in each case, full non-cumulative dividends on all outstanding shares of the Series A Preferred Stock for the related Series A Dividend Period shall not have been declared and paid, when due, for the two consecutive Series A Dividend Periods terminating on or immediately prior to the date of payment in respect of such dividend, distribution, redemption, purchase or acquisition.

          (B) When dividends for any dividend period are not paid in full, as provided in clause (A) above, on the shares of the Series A Preferred Stock or any Series A Parity Securities, dividends may be declared and paid on any such shares for any dividend period therefor, but only if such dividends are declared and paid pro rata so that the amount of dividends declared and paid per share on the shares of the Series A Preferred Stock and any Series A Parity Securities, in all cases shall bear to each other the same ratio that the amount of unpaid dividends per share on the shares of the Series A Preferred Stock for such Series A Dividend Period and such Series A Parity Securities for the corresponding dividend period bear to each other.

     (e) Liquidation Preference.

          (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Bank, the holders of shares of Series A Preferred Stock


                                       Exhibit 1 page 4
     then outstanding shall be entitled to be paid out of the assets of the Bank available for distribution to its stockholders an amount in cash equal to the Series A Liquidation Value for each share outstanding, plus an amount in cash equal to all accumulated and unpaid dividends thereon for the then current Series A Dividend Period, whether or not earned or declared, before any payment shall be made or any assets distributed to the holders of Series A Junior Securities. If the assets of the Bank are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series A Preferred Stock and any Series A Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of such Series A Parity Securities are entitled were paid in full. After payment of the full amount of the liquidation preference, plus any accumulated and unpaid dividends for the then current Series A Dividend Period, to which holders of Series A Preferred Stock are entitled, holders of Series A Preferred Stock will have no right or claim to any remaining assets of the Bank.

          (ii) For the purpose of this Section 6.02(e), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Bank, nor the consolidation or merger of the Bank, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Bank, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Bank.

     (f) Redemption. The Series A Preferred Stock is not redeemable prior to March 31, 2021. On or after such date, the Series A Preferred Stock shall be redeemable, in whole or in part, at the option of the Bank, but only with the prior written approval of the Federal Reserve and, if such approval is then required under any applicable law, rule, guideline or policy, with the prior written approval of the Georgia Department of Banking and Finance, for cash out of any source of funds legally available, at a redemption price equal to 100% of the Series A Liquidation Value per share plus unpaid dividends thereon accumulated since the immediately preceding Series A Dividend Payment Date (the "Series A Redemption Price"). Any date of such redemption is referred to as the "Series A Redemption Date." If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the Bank will select those to be redeemed by lot or pro rata or by any other method as may be determined by the Board of Directors to be equitable.

     (g) Procedure for Redemption.

          (i) Upon redemption of the Series A Preferred Stock pursuant to
     Section 6.02(f) hereof, notice of such redemption (a "Series A Notice of Redemption") shall be mailed by first-class mail, postage prepaid, not less than 30 days nor more than 60 days prior to the Series A Redemption Date to the holders of record of the shares to be redeemed at their respective addresses as they shall appear in the records of the Bank; provided, however, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed except as to the holder to whom the Bank has failed to give such notice or except as to the holder to whom notice was defective. Each such notice shall state:


                                       Exhibit 1 page 5

     (A) the Series A Redemption Date; (B) the Series A Redemption Price; (C) the place or places where certificates for such shares are to be surrendered for payment of the Series A Redemption Price; and (D) the CUSIP number of the shares being redeemed.

          (ii) If a Series A Notice of Redemption shall have been given as aforesaid and the Bank shall have deposited on or before the Redemption Date a sum sufficient to redeem the shares of Series A Preferred Stock as to which a Series A Notice of Redemption has been given in trust with the Transfer Agent with irrevocable instructions and authority to pay the Series A Redemption Price to the holders thereof, or if no such deposit is made, then upon the Series A Redemption Date (unless the Bank shall default in making payment of the Series A Redemption Price), all rights of the holders thereof as stockholders of the Bank by reason of the ownership of such shares (except their right to receive the Series A Redemption Price thereof without interest) shall cease and terminate, and such shares shall no longer be deemed outstanding for any purpose. The Bank shall be entitled to receive, from time to time, from the Transfer Agent the interest, if any, earned on such moneys deposited with it, and the holders of any shares so redeemed shall have no claim to any such interest. In case the holder of any shares of Series A Preferred Stock so called for redemption shall not claim the Series A Redemption Price for its shares within six months after the related Series A Redemption Date, the Transfer Agent shall, upon demand, pay over to the Bank such amount remaining on deposit, and the Transfer Agent shall thereupon be relieved of all responsibility to the holder of such shares, and such holder shall look only to the Bank for payment thereof.

          (iii) Not later than 1:30 p.m., Eastern Standard Time, on the Business Day immediately preceding the Series A Redemption Date, the Bank shall irrevocably deposit with the Transfer Agent sufficient funds for the payment of the Series A Redemption Price for the shares to be redeemed on the Series A Redemption Date and shall give the Transfer Agent irrevocable instructions to apply such funds, and, if applicable and so specified in the instructions, the income and proceeds therefrom, to the payment of such Series A Redemption Price. The Bank may direct the Transfer Agent to invest any such available funds, provided that the proceeds of any such investment will be available to the Transfer Agent in Atlanta, Georgia at the opening of business on such Series A Redemption Date.

          (iv) Except as otherwise expressly set forth in this Section 6.02(g), nothing contained in these Restated Articles of Incorporation shall limit any legal right of the Bank to purchase or otherwise acquire any shares of Series A Preferred Stock at any price, whether higher or lower than the Series A Redemption Price, in private negotiated transactions, the over-the-counter market or otherwise.

          (v) If the Bank shall not have funds legally available for the redemption of all of the shares of Series A Preferred Stock on any Series A Redemption Date, the Bank shall redeem on the Series A Redemption Date only the number of shares of Series A Preferred Stock as it shall have legally available funds to redeem, as determined in an equitable manner, and the remainder of the shares of Series A Preferred Stock shall be redeemed, at the option of the Bank, on the earliest practicable date next following the day on which the Bank shall first have funds legally available for the redemption of such shares.


                                       Exhibit 1 page 6

     (h) Reacquired Shares. Shares of the Series A Preferred Stock that have been redeemed, purchased or otherwise acquired by the Bank are not subject to reissuance or resale as shares of Series A Preferred Stock and shall be held in treasury. Such shares shall revert to the status of authorized but unissued shares of preferred stock, undesignated as to series, until the Board of Directors of the Bank shall designate them again for issuance as part of a series.

     (i) Voting Rights. Holders of Series A Preferred Stock will not have any voting rights, except as otherwise from time to time required by law and except as follows:

          (i) In addition to any vote or consent of stockholders required by law, the approval of the holders of two-thirds of the outstanding shares of Series A Preferred Stock, voting as a class, shall be required for the
     Bank: (A) to amend, alter or repeal any of the provisions of these Restated Articles of Incorporation in any manner that would alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock so as to materially and adversely affect them, except as permitted in
     Section 6.02(j)(i)(A); (B) to authorize the merger, consolidation, or reclassification of the Bank with or into another Person, except as permitted in Section 6.02(j)(i)(B); (C) to dissolve, liquidate or wind up the affairs of the Bank; and (D) to authorize or issue, or obligate itself to authorize or issue, any Series A Senior Securities or any Series A Parity Securities unless, for purposes of this clause (D) only, the Bank shall have received written notice from each of the Rating Agencies, and delivered a copy of such written notice to the Transfer Agent, confirming that any such issuance will not result in a reduction of the rating assigned by any of such Rating Agencies to the Series A Preferred Stock then outstanding.

          (ii) If at any time dividends on the Series A Preferred Stock or any Series A Parity Securities shall not have been declared and paid in an amount equal to three semiannual dividends, whether consecutive or not, the number of directors constituting the Board of Directors of the Bank shall be increased by two and the holders of the Series A Preferred Stock and any Series A Parity Securities with similar voting rights, voting together as a single class, shall be entitled to elect two additional persons to fill such newly created directorships. The directors so elected shall meet the qualifications set forth in the Bank's bylaws and any applicable statutory or regulatory qualifications. At such time as dividends for at least two consecutive Series A Dividend Periods have been fully paid or set apart for full payment on the outstanding Series A Preferred Stock and any Series A Parity Securities with similar voting rights, the rights of such holders to vote for the election of directors as provided in this Section 6.02(i)(ii) shall cease and such directors shall no longer serve on the Board of Directors of the Bank, subject to renewal from time to time in the event of each and every subsequent default in the aggregate amount equivalent of three full semiannual dividends.

          During any period when the holders of the Series A Preferred Stock and any Series A Parity Securities have the right to vote as a class for directors as provided above, the directors so elected by the holders of the Series A Preferred Stock and any Series A Parity Securities with similar voting rights shall continue in office until their successors shall have been elected or until termination of the right of the holders of the Series A Preferred Stock and any Series A Parity Securities to vote as a class for directors. For purposes of the foregoing, the holders of the Series A Preferred Stock and any Series A


                                       Exhibit 1 page 7

     Parity Securities shall vote in proportion to their respective liquidation preference of the shares of such stock held by them.

          (iii) With respect to any right of the holders of shares of Series A Preferred Stock to vote on any matter, whether such right is created by this Section 6.02(i), by applicable law or otherwise, no holder of any share of Series A Preferred Stock shall be entitled to vote, and no share of Series A Preferred Stock shall be deemed to be outstanding for the purpose of voting or determining the number of shares required to constitute a quorum, if prior to or concurrently with a determination of shares entitled to vote or of shares deemed outstanding for quorum purposes, as the case may be, funds sufficient for the redemption of such shares are irrevocably deposited with the Transfer Agent and a Series A Notice of Redemption has been given by the Bank or an affiliate thereof to the holders of the Series A Preferred Stock.

     (j) Covenants. So long as any shares of Series A Preferred Stock are outstanding, the Bank covenants and agrees with and for the benefit of the holders of shares of Series A Preferred Stock that:

          (i) the Bank shall not, without the affirmative vote or consent of holders of two-thirds of the number of shares of Series A Preferred Stock then outstanding, voting as a separate class:

          (A) amend, alter or repeal any provisions of these Restated Articles of Incorporation (existing prior to and at the time of such vote) so as to materially and adversely affect the rights, preferences, privileges or restrictions of the holders of Series A Preferred Stock, except that this subsection (A) shall not apply to steps taken by the Bank to issue and the issuance of other preferred stock by the Bank; or

          (B) consolidate, merge, or reclassify with or into any other Person, or permit any merger of another Person into the Bank, or enter into a voluntary liquidation or voluntary dissolution of the Bank or enter into a share exchange with another Person, except that (1) the Bank may consolidate, merge or reclassify with or into another Person or enter into a share exchange with another Person if such other Person is a consolidated subsidiary (in accordance with generally accepted accounting principles) of SunTrust Banks, Inc., or (2) the Bank may consolidate, merge, or reclassify with or into another Person or enter into a share exchange with another Person if (a) such other Person is a Depository Institution or corporation organized under the laws of the United States or of a state of the United States, (b) such other Person expressly assumes all obligations and commitments of the Bank pursuant to such consolidation, merger, reclassification or share exchange, (c) the outstanding shares of Series A Preferred Stock are exchanged for, reclassified as or converted into shares of the surviving Depository Institution or corporation which have preferences, limitations and relative voting and other rights substantially identical to those of the Series A Preferred Stock, (d) after giving effect to such merger, consolidation, reclassification or share exchange, no default, or event which with the giving of notice or passage of time or both could become a default by the Bank of its obligations under these Restated Articles of Incorporation, shall have occurred and be continuing, and (e) the Bank shall have received written notice from each of the Rating Agencies, and delivered a copy of such written notice to the Transfer Agent, confirming that such merger, consolidation, reclassification or share exchange will not result in a reduction of the rating assigned by any of such Rating Agencies to the Series A


                                       Exhibit 1 page 8

     Preferred Stock then outstanding; provided that, for purposes of this subsection (B)(2), the Bank shall have delivered to the Transfer Agent and caused to be mailed to each holder of record of Series A Preferred Stock, at least thirty days prior to any such merger, consolidation, reclassification or share exchange becoming effective, a notice describing such merger, consolidation, reclassification or share exchange, together with an Officers' Certificate and an Opinion of Counsel, each stating that such merger, consolidation, reclassification or share exchange complies with the requirements of these Restated Articles of Incorporation and that all conditions precedent herein provided for relating to such transaction have been complied with.

          (ii) the Bank will not issue additional shares of Series A Senior Securities or Series A Parity Securities unless the Bank shall have received written notice from each of the Rating Agencies, and delivered a copy of such written notice to the Transfer Agent, confirming that any such issuance will not result in a reduction of the rating assigned by any of such Rating Agencies to the Series A Preferred Stock then outstanding.

     Section 6.03. Pursuant to the provisions of this Article VI, a series of Preferred Stock, all designated as the Series B Non-Cumulative Preferred Stock, consisting 9,000 shares, is hereby established and authorized to be issued, and in addition to such matters specified elsewhere in this Article VI, such Series B Non-Cumulative Preferred Stock shall have the following powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions:

     (a) Designation and Amount. The shares of such series of Preferred Stock shall be designated as the Series B Non-Cumulative Preferred Stock ("Series B Preferred Stock"), and the number of shares constituting the Series B Preferred Stock shall be 9,000. The liquidation preference of the Series B Preferred Stock shall be $100,000 per share ("Series B Liquidation Value").

     (b) Maturity. The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

     (c) Rank. The Series B Preferred Stock shall, with respect to dividend rights and upon liquidation, dissolution and winding up of the Bank, rank (i) senior to all classes and series of Common Stock of the Bank and to all classes and series of equity securities of the Bank now or hereafter authorized, issued or outstanding, which by their terms expressly provide that they are junior to the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Bank, or which do not specify their rank (collectively with the Common Stock, the "Series B Junior Securities"); (ii) on a parity with the Series A Preferred Stock and each other class or series of equity securities issued by the Bank after the date hereof, the terms of which specifically provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Bank (collectively with the Series A Preferred Stock, the "Series B Parity Securities"); and (iii) junior to each other class or series of equity securities issued by the Bank after the date hereof, the terms of which specifically provide that such class or series will rank senior to the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Bank (collectively, the "Series B Senior Securities"), provided that any such Series B Senior Securities or Series B Parity Securities issued after the date hereof that are not approved by the holders of Series B


                                       Exhibit 1 page 9

Preferred Stock as required by Section 6.03(i)(i)(D) hereof shall be deemed to be Series B Junior Securities and not Series B Senior Securities or Series B Parity Securities, as the case may be.

     (d) Dividends. Dividends are payable on the Series B Preferred Stock as follows:

          (i) The holders of shares of the Series B Preferred Stock in preference to the Series B Junior Securities shall be entitled to receive, out of funds legally available for that purpose, and when, as, and if declared by the Board of Directors of the Bank, preferential non-cumulative dividends payable in cash in an amount determined by applying the annual rate of LIBOR plus 200 basis points to the Series B Liquidation Value (the "Series B Dividend Rate").

          (ii) Dividends on the Series B Preferred Stock shall be non-cumulative. Dividends not paid on any Series B Dividend Payment Date shall not accumulate thereafter. Dividends shall accumulate from the first day of any Series B Dividend Period to but excluding the immediately succeeding Series B Dividend Payment Date. Dividends, if and when declared, shall be payable in arrears in cash on each Series B Dividend Payment Date of each year with respect to the Series B Dividend Period ending on the day immediately prior to such Series B Dividend Payment Date at the Series B Dividend Rate per share to holders of record at the close of business on the applicable Record Date, commencing on the Exchange Date with respect to any shares of Series B Preferred Stock issued prior to that Series B Dividend Payment Date; provided that dividends payable on the Series B Preferred Stock on the initial Series B Dividend Payment Date (and any dividend payable for a period less than a full quarterly period) shall be prorated for the period and computed on the basis of a 360-day year and the actual number of days in such Series B Dividend Period; and provided, further, that dividends payable on the Series B Preferred Stock on the initial Series B Dividend Payment Date shall include any accumulated and unpaid dividends on the Series C Non-Cumulative Exchangeable Preferred Stock of the Corporation exchanged for the Series B Preferred Stock as of the Exchange Date for the then current dividend period. Dividends on such Series B Preferred Stock shall be paid only in cash.

          (iii) No dividends on shares of Series B Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Board of Directors or paid or set apart for payment by the Bank at such time as the terms and provisions of any agreement of the Bank, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

          (iv) Holders of shares of Series B Preferred Stock shall not be entitled to any dividends in excess of full non-cumulative dividends declared, as herein provided, on the shares of Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of Series B Preferred Stock that may be in arrears.

          (v) (A) So long as any shares of Series B Preferred Stock are outstanding, no dividends shall be declared, paid or set aside for payment or other distribution upon any Series B Junior Securities (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Series B Junior


                                       Exhibit 1 page 10

     Securities and other than as provided in clause (B) below), nor shall any shares of any Series B Junior Securities or any Series B Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or set aside or made available for a sinking fund for the redemption of any shares of any such stock) by the Bank (except by conversion into or exchange for shares of, or options, warrants or rights to subscribe for or purchase, Series B Junior Securities) whenever, in each case, full non-cumulative dividends on all outstanding shares of the Series B Preferred Stock for the related Series B Dividend Period shall not have been declared and paid, when due, for the four consecutive Series B Dividend Periods terminating on or immediately prior to the date of payment in respect of such dividend, distribution, redemption, purchase or acquisition.

          (B) When dividends for any dividend period are not paid in full, as provided in clause (A) above, on the shares of the Series B Preferred Stock or any Series B Parity Securities, dividends may be declared and paid on any such shares for any dividend period therefor, but only if such dividends are declared and paid pro rata so that the amount of dividends declared and paid per share on the shares of the Series B Preferred Stock and any Series B Parity Securities, in all cases shall bear to each other the same ratio that the amount of unpaid dividends per share on the shares of the Series B Preferred Stock for such Series B Dividend Period and such Series B Parity Securities for the corresponding dividend period bear to each other.

     (e) Liquidation Preference.

          (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Bank, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Bank available for distribution to its stockholders an amount in cash equal to the Series B Liquidation Value for each share outstanding, plus an amount in cash equal to all accumulated and unpaid dividends thereon for the then current Series B Dividend Period, whether or not earned or declared, before any payment shall be made or any assets distributed to the holders of Series B Junior Securities. If the assets of the Bank are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series B Preferred Stock and any Series B Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series B Preferred Stock and the holders of outstanding shares of such Series B Parity Securities are entitled were paid in full. After payment of the full amount of the liquidation preference, plus any accumulated and unpaid dividends for the then current Series B Dividend Period, to which holders of Series B Preferred Stock are entitled, holders of Series B Preferred Stock will have no right or claim to any remaining assets of the Bank.

          (ii) For the purpose of this Section 6.03(e), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Bank, nor the consolidation or merger of the Bank, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Bank, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Bank.


                                       Exhibit 1 page 11

     (f) Redemption. The Series B Preferred Stock is not redeemable prior to March 31, 2011. On March 31, 2011 and on each Series B Dividend Payment Date thereafter, the Series B Preferred Stock shall be redeemable, in whole or in part, at the option of the Bank, but with the prior written approval of the Federal Reserve and, if approval is then required under any applicable law, rule, guideline or policy, the Georgia Department of Banking and Finance, for cash out of any source of funds legally available, at a redemption price equal to 100% of the Series B Liquidation Value per share plus unpaid dividends thereon accumulated since the immediately preceding Series B Dividend Payment Date (the "Series B Redemption Price"). Any date of such redemption is referred to as the "Series B Redemption Date." If fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the Bank will select those to be redeemed by lot or pro rata or by any other method as may be determined by the Board of Directors to be equitable.

     (g) Procedure for Redemption.

          (i) Upon redemption of the Series B Preferred Stock pursuant to
     Section 6.03(f) hereof, notice of such redemption (a "Series B Notice of Redemption") shall be mailed by first-class mail, postage prepaid, not less than 30 days nor more than 60 days prior to the Series B Redemption Date to the holders of record of the shares to be redeemed at their respective addresses as they shall appear in the records of the Bank; provided, however, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed except as to the holder to whom the Bank has failed to give such notice or except as to the holder to whom notice was defective. Each such notice shall state: (A) the Series B Redemption Date; (B) the Series B Redemption Price; (C) the place or places where certificates for such shares are to be surrendered for payment of the Series B Redemption Price; and (D) the CUSIP number of the shares being redeemed.

          (ii) If a Series B Notice of Redemption shall have been given as aforesaid and the Bank shall have deposited on or before the Redemption Date a sum sufficient to redeem the shares of Series B Preferred Stock as to which a Series B Notice of Redemption has been given in trust with the Transfer Agent with irrevocable instructions and authority to pay the Series B Redemption Price to the holders thereof, or if no such deposit is made, then upon the Series B Redemption Date (unless the Bank shall default in making payment of the Series B Redemption Price), all rights of the holders thereof as stockholders of the Bank by reason of the ownership of such shares (except their right to receive the Series B Redemption Price thereof without interest) shall cease and terminate, and such shares shall no longer be deemed outstanding for any purpose. The Bank shall be entitled to receive, from time to time, from the Transfer Agent the interest, if any, earned on such moneys deposited with it, and the holders of any shares so redeemed shall have no claim to any such interest. In case the holder of any shares of Series B Preferred Stock so called for redemption shall not claim the Series B Redemption Price for its shares within six months after the related Series B Redemption Date, the Transfer Agent shall, upon demand, pay over to the Bank such amount remaining on deposit, and the Transfer Agent shall thereupon be relieved of all responsibility to the holder of such shares, and such holder shall look only to the Bank for payment thereof.

          (iii) Not later than 1:30 p.m., Eastern Standard Time, on the Business Day immediately preceding the Series B Redemption Date, the Bank shall irrevocably deposit with the Transfer Agent sufficient funds for the payment of the Series B Redemption


                                       Exhibit 1 page 12

     Price for the shares to be redeemed on the Series B Redemption Date and shall give the Transfer Agent irrevocable instructions to apply such funds, and, if applicable and so specified in the instructions, the income and proceeds therefrom, to the payment of such Series B Redemption Price. The Bank may direct the Transfer Agent to invest any such available funds, provided that the proceeds of any such investment will be available to the Transfer Agent in Atlanta, Georgia at the opening of business on such Series B Redemption Date.

          (iv) Except as otherwise expressly set forth in this Section 6.03(g), nothing contained in these Restated Articles of Incorporation shall limit any legal right of the Bank to purchase or otherwise acquire any shares of Series B Preferred Stock at any price, whether higher or lower than the Series B Redemption Price, in private negotiated transactions, the over-the-counter market or otherwise.

          (v) If the Bank shall not have funds legally available for the redemption of all of the shares of Series B Preferred Stock on any Series B Redemption Date, the Bank shall redeem on the Series B Redemption Date only the number of shares of Series B Preferred Stock as it shall have legally available funds to redeem, as determined in an equitable manner, and the remainder of the shares of Series B Preferred Stock shall be redeemed, at the option of the Bank, on the earliest practicable date next following the day on which the Bank shall first have funds legally available for the redemption of such shares.

     (h) Reacquired Shares. Shares of the Series B Preferred Stock that have been redeemed, purchased or otherwise acquired by the Bank are not subject to reissuance or resale as shares of Series B Preferred Stock and shall be held in treasury. Such shares shall revert to the status of authorized but unissued shares of preferred stock, undesignated as to series, until the Board of Directors of the Bank shall designate them again for issuance as part of a series.

     (i) Voting Rights. Holders of Series B Preferred Stock will not have any voting rights, except as otherwise from time to time required by law and except as follows:

          (i) In addition to any vote or consent of stockholders required by law, the approval of the holders of two-thirds of the outstanding shares of Series B Preferred Stock, voting as a class, shall be required for the
     Bank: (A) to amend, alter or repeal any of the provisions of these Restated Articles of Incorporation in any manner that would alter or change the powers, preferences or special rights of the shares of Series B Preferred Stock so as to materially and adversely affect them, except as permitted in
     Section 6.03(j)(i)(A); (B) to authorize the merger, consolidation, or reclassification of the Bank with or into another Person, except as permitted in Section 6.03(j)(i)(B); (C) to dissolve, liquidate or wind up the affairs of the Bank; and (D) to authorize or issue, or obligate itself to authorize or issue, any Series B Senior Securities or Series B Parity Securities, unless, for purposes of this clause (D), the Bank shall have received written notice from each of the Rating Agencies, and delivered a copy of such written notice to the Transfer Agent, confirming that any such issuance of Series B Parity Securities will not result in a reduction of the rating assigned by any of such Rating Agencies to the Series B Preferred Stock then outstanding.

          (ii) If at any time dividends on the Series B Preferred Stock or any Series B Parity Securities shall not have been declared and paid in an amount equal to six


                                       Exhibit 1 page 13
     quarterly dividends, whether consecutive or not, the number of directors constituting the Board of Directors of the Bank shall be increased by two and the holders of the Series B Preferred Stock and any Series B Parity Securities with similar voting rights, voting together as a single class, shall be entitled to elect two additional persons to fill such newly created directorships. The directors so elected shall meet the qualifications set forth in the Bank's bylaws and any applicable statutory or regulatory qualifications. At such time as dividends for at least four consecutive Series B Dividend Periods have been fully paid or set apart for full payment on the outstanding Series B Preferred Stock and any Series B Parity Securities with similar voting rights, the rights of such holders to vote for the election of directors as provided in this Section 6.03(i)(ii) shall cease and such directors shall no longer serve on the Board of Directors of the Bank, subject to renewal from time to time upon the same terms and conditions in the event of each and every subsequent default in the aggregate amount equivalent of six full quarterly dividends.

          During any period when the holders of the Series B Preferred Stock and any Series B Parity Securities have the right to vote as a class for directors as provided above, the directors so elected by the holders of the Series B Preferred Stock and any Series B Parity Securities with similar voting rights shall continue in office until their successors shall have been elected or until termination of the right of the holders of the Series B Preferred Stock and any Series B Parity Securities to vote as a class for directors. For purposes of the foregoing, the holders of the Series B Preferred Stock and any Series B Parity Securities shall vote in proportion to their respective liquidation preference of the shares of such stock held by them.

          (iii) With respect to any right of the holders of shares of Series B Preferred Stock to vote on any matter, whether such right is created by this Section 6.03(i), by applicable law or otherwise, no holder of any share of Series B Preferred Stock shall be entitled to vote, and no share of Series B Preferred Stock shall be deemed to be outstanding for the purpose of voting or determining the number of shares required to constitute a quorum, if prior to or concurrently with a determination of shares entitled to vote or of shares deemed outstanding for quorum purposes, as the case may be, funds sufficient for the redemption of such shares are irrevocably deposited with the Transfer Agent and a Series B Notice of Redemption has been given by the Bank or an affiliate thereof to the holders of the Series B Preferred Stock.

     (j) Covenants. So long as any shares of Series B Preferred Stock are outstanding, the Bank covenants and agrees with and for the benefit of the holders of shares of Series B Preferred Stock that:

          (i) the Bank shall not, without the affirmative vote or consent of holders of two-thirds of the number of shares of Series B Preferred Stock then outstanding, voting as a separate class:

          (A) amend, alter or repeal any provisions of these Restated Articles of Incorporation (existing prior to and at the time of such vote) so as to materially and adversely affect the rights, preferences, privileges or restrictions of the holders of Series B Preferred Stock, except that this subsection (A) shall not apply to steps taken by the Bank to issue and the issuance of other preferred stock by the Bank; or


                                       Exhibit 1 page 14

          (B) consolidate, merge, or reclassify with or into any other Person, or permit any merger of another Person into the Bank, or enter into a voluntary liquidation or voluntary dissolution of the Bank or enter into a share exchange with another Person, except that (1) the Bank may consolidate, merge or reclassify with or into another Person or enter into a share exchange with another Person if such other Person is a consolidated subsidiary (in accordance with generally accepted accounting principles) of SunTrust Banks, Inc., or (2) the Bank may consolidate, merge, or reclassify with or into another Person or enter into a share exchange with another Person if (a) such other Person is a Depository Institution or corporation organized under the laws of the United States or a state of the United States, (b) such other Person expressly assumes all obligations and commitments of the Bank pursuant to such consolidation, merger, reclassification or share exchange, (c) the outstanding shares of Series B Preferred Stock are exchanged for, reclassified as or converted into shares of the surviving Depository Institution or corporation which have preferences, limitations and relative voting and other rights substantially identical to those of the Series B Preferred Stock, (d) after giving effect to such merger, consolidation, reclassification or share exchange, no default, or event which with the giving of notice or passage of time or both could become a default by the Bank of its obligations under these Restated Articles of Incorporation, shall have occurred and be continuing, and (e) the Bank shall have received written notice from each of the Rating Agencies, and delivered a copy of such written notice to the Transfer Agent, confirming that such merger, consolidation, reclassification or share exchange will not result in a reduction of the rating assigned by any of such Rating Agencies to the Series B Preferred Stock then outstanding; provided that, for purposes of this subsection (B)(2), the Bank shall have delivered to the Transfer Agent and caused to be mailed to each holder of record of Series B Preferred Stock, at least thirty days prior to any such merger, consolidation, reclassification or share exchange becoming effective, a notice describing such merger, consolidation, reclassification or share exchange, together with an Officers' Certificate and an Opinion of Counsel, each stating that such merger, consolidation, reclassification or share exchange complies with the requirements of these Restated Articles of Incorporation and that all conditions precedent herein provided for relating to such transaction have been complied with.

          (ii) The Bank covenants and agrees with and for the benefit of the holders of shares of Series B Preferred Stock that the Bank will not issue additional shares of Series B Senior Securities or Series B Parity Securities unless the Bank shall have received written notice from each of the Rating Agencies, and delivered a copy of such written notice to the Transfer Agent, confirming that any such issuance will not result in a reduction of the rating assigned by any of such Rating Agencies to the Series B Preferred Stock then outstanding.

     Section 6.04. Definitions. For the purpose of Sections 6.02 and 6.03 hereof, the following terms shall have the meanings indicated:

          "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a day on which banking institutions in The City of New York or Atlanta, Georgia are authorized or required by law or executive order to close.

          "Calculation Agent" means any Person authorized by the Bank to determine the Series B Dividend Rate, which initially shall be the Bank.


                                       Exhibit 1 page 15

          "Corporation" means SunTrust Real Estate Investment Corporation, a Virginia corporation, or any successor thereto.

          "Depository Institution" has the meaning given to such term in 12 U.S.C. ss. 1813(c)(i), or any successor thereto.

          "Determination Date" means, with respect to any Series B Dividend Period, the date that is two London Business Days prior to the first day of such Series B Dividend Period.

          "Dividend Payment Date" means, as the context requires, a Series A Dividend Payment Date or a Series B Dividend Payment Date.

          "Exchange Date" means any date on which the Series B Non-Cumulative Exchangeable Preferred Stock of the Corporation is exchanged for the Series A Preferred Stock or any date on which the Series C Non-Cumulative Exchangeable Preferred Stock of the Corporation is exchanged for the Series B Preferred Stock

          "Federal Reserve" means the Board of Governors of the Federal Reserve System, or any successor thereto.

          "Issue Date" means, with respect to the Series A Preferred Stock, the first date on which shares of Series A Preferred Stock are issued and with respect to the Series B Preferred Stock, the first date on which shares of the Series B Preferred Stock are issued.

          "LIBOR" means, with respect to a Series B Dividend Period relating to a Series B Dividend Payment Date (in the following order of priority):

               (i) the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date;

               (ii) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such Determination Date;

               (iii) if such rate does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on the related Determination Date, the Calculation Agent will request the principal London offices of four leading banks in the London interbank market of the Bank's selection to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of such quotations;

               (iv) if fewer than two such quotations are provided as requested in clause (iii) above, the Calculation Agent will request four major New York City banks of the Bank's selection to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in


                                       Exhibit 1 page 16

          Eurodollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of such quotations; and

               (v) if fewer than two such quotations are provided as requested in clause (iv) above, LIBOR will be LIBOR determined with respect to the Series B Dividend Period immediately preceding such current Series B Dividend Period.

               If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on the related Determination Date is superseded on Telerate Page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate before 12:00 noon (London time) on such Determination Date, the corrected rate as so substituted on the applicable page will be the applicable LIBOR for such Determination Date.

          "London Business Day" means any day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open for business, including dealings in foreign exchange and foreign currency deposits, in London.

          "Moody's" means Moody's Investors Service, Inc., or its successor, so long as such agency (or successor) is in the business of rating securities of the type of the Series A Preferred Stock or the Series B Preferred Stock.

          "Officer's Certificate" means a certificate signed by the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Bank.

          "Opinion of Counsel" means a written opinion of counsel, who may be in-house counsel for the Bank.

          "Person" means any individual, firm, Depository Institution or other entity and shall include any successor (by merger or otherwise) of such entity.

          "Rating Agencies" means Moody's (and any successor thereto), Standard & Poor's (and any successor thereto) and any other nationally recognized statistical rating organizations assigning, at the Bank's request, ratings to the shares of Series A Preferred Stock or Series B Preferred Stock.

          "Record Date" means the 15th day of the month in which the applicable Dividend Payment Date falls for dividends declared by the Board of Directors.

          "Series A Dividend Payment Date" means each March 31 and September 30 of each year.

          "Series A Dividend Period" is the period from a Series A Dividend Payment Date to, but excluding, the next succeeding Series A Dividend Payment Date; provided, however, that the initial Series A Dividend Period is the period from the Issue Date of the Series B Preferred Stock to the next succeeding Series A Dividend Payment Date.

          "Series A Dividend Rate" has the meaning set forth in Section 6.02(d)(i) hereof.

          "Series A Junior Securities" has the meaning set forth in Section 6.02(c) hereof.

          "Series A Liquidation Value" has the meaning set forth in Section 6.02(a) hereof.


                                       Exhibit 1 page 17

          "Series A Notice of Redemption" has the meaning set forth in Section 6.02(g)(i) hereof.

          "Series A Parity Securities" has the meaning set forth in Section 6.02(c) hereof.

          "Series A Preferred Stock" has the meaning set forth in Section 6.02(a) hereof.

          "Series A Redemption Date" has the meaning set forth in Section 6.02(f) hereof.

          "Series A Redemption Price" has the meaning set forth in Section 6.02(f) hereof.

          "Series A Senior Securities" has the meaning set forth in Section 6.02(c) hereof.

          "Series B Dividend Payment Date" means each March 31, June 30, September 30 and December 31 of each year.

          "Series B Dividend Period" is the period from a Series B Dividend Payment Date to, but excluding, the next succeeding Series B Dividend Payment Date; provided, however, that the initial Series B Dividend Period is the period from the Issue Date of the Series B Preferred Stock to the next succeeding Series B Dividend Payment Date.

          "Series B Dividend Rate" has the meaning set forth in Section 6.03(d)(i) hereof.

          "Series B Junior Securities" has the meaning set forth in Section 6.03(c) hereof.

          "Series B Liquidation Value" has the meaning set forth in Section 6.03(a) hereof.

          "Series B Notice of Redemption" has the meaning set forth in Section 6.03(g)(i) hereof.

          "Series B Parity Securities" has the meaning set forth in Section 6.03(c) hereof.

          "Series B Preferred Stock" has the meaning set forth in Section 6.03(a) hereof.

          "Series B Redemption Date" has the meaning set forth in Section 6.03(f) hereof.

          "Series B Redemption Price" has the meaning set forth in Section 6.03(f) hereof.

          "Series B Senior Securities" has the meaning set forth in Section 6.03(c) hereof.

          "Standard & Poor's" means Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc. or its successor, so long as such agency (or successor) is in the business of rating securities of the type of the Series A Preferred Stock or the Series B Preferred Stock.

          "Transfer Agent" means a bank or trust company as may be appointed from time to time by the Board of Directors of the Bank, or a committee thereof, to act as transfer agent, paying agent and registrar of the Series A Preferred Stock and the Series B Preferred Stock.

     Section 6.05. Pursuant to the provisions of this Article VI, a series of Preferred Stock, all designated as the Series C Non-Cumulative Preferred Stock, consisting of 500 shares, is hereby established and authorized to be issued, and in addition to such matters specified elsewhere in this Article VI, such Series C Non-Cumulative Preferred Stock shall have the following powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions:

     (a) Designation and Amount. The shares of such series of Preferred Stock shall be designated as the Series C Non-Cumulative Preferred Stock ("Series C Preferred Stock"), and the number of shares constituting the Series C Preferred Stock shall be 500. The liquidation


                                       Exhibit 1 page 18
preference of the Series C Preferred Stock shall be $1,000,000 per share ("Series C Liquidation Value").

     (b) Maturity. The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

     (c) Rank. The Series C Preferred Stock shall, with respect to dividend rights and upon liquidation, dissolution and winding up of the Bank, rank (i) senior to all classes and series of Common Stock of the Bank and to all classes and series of equity securities of the Bank now or hereafter authorized, issued or outstanding, which by their terms expressly provide that they are junior to the Series C Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Bank, or which do not specify their rank (collectively with the Common Stock, the "Series C Junior Securities"); (ii) on a parity with each other class or series of equity securities issued by the Bank after the date hereof, the terms of which specifically provide that such class or series will rank on a parity with the Series C Preferred Stock as to dividend distributions and distribution upon the liquidation, dissolution or winding up of the Bank (the "Series C Parity Securities"); and (iii) junior to the Series A Preferred Stock, the Series B Preferred Stock and to each other class or series of equity securities issued by the Bank after the date hereof, the terms of which specifically provide that such class or series will rank senior to the Series C Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Bank (collectively with the Series A Preferred Stock and the Series B Preferred Stock, the "Series C Senior Securities").

     (d) Dividends. Dividends are payable on the Series C Preferred Stock as follows:

          (i) The holders of shares of the Series C Preferred Stock in preference to the Series C Junior Securities shall be entitled to receive, out of funds legally available for that purpose, and when, as, and if declared by the Board of Directors of the Bank, preferential non-cumulative dividends payable in cash at the annual rate of seven and one quarter percent (7.25%) of the Series C Liquidation Value (the "Series C Dividend Rate").

          (ii) Dividends on the Series C Preferred Stock shall be non-cumulative. Dividends not paid on any Series C Dividend Payment Date shall not accumulate thereafter. Dividends shall accumulate from the first day of any Series C Dividend Period to but excluding the immediately succeeding Series C Dividend Payment Date. Dividends, if and when declared, shall be payable in arrears in cash on each Series C Dividend Payment Date of each year with respect to the Series C Dividend Period ending on the day immediately prior to such Series C Dividend Payment Date as the Series C Dividend Rate to holders of record at the close of business on the applicable Record Date, commencing on September 15, 2002, with respect to any shares of Series C Preferred Stock issued prior to that Series C Dividend Payment Date; provided that any dividend payable for a period less than a full semiannual period shall be prorated for the period and computed on the basis of a 360-day year of twelve 30-day months and the actual number of days in such Series C Dividend Period; and provided, further, that dividends payable on the Series C Preferred Stock on the initial Series C Dividend Payment Date shall include any accumulated and unpaid dividends on the Non-Cumulative Exchangeable Preferred Stock of the Company exchanged for the Series C Preferred Stock as of the


                                       Exhibit 1 page 19

     Exchange Date for the then current dividend period. Dividends on such Series C Preferred Stock shall be paid only in cash.

          (iii) No dividends on shares of Series C Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Board of Directors or paid or set apart for payment by the Bank at such time as the terms and provisions of any agreement of the Bank, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or is such declaration or payment shall be restricted or prohibited by law.

          (iv) Holders of shares of the Series C Preferred Stock shall not be entitled to any dividends in excess of full non-cumulative dividends declared, as herein provided, on the shares of Series C Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the share of Series C Preferred Stock that may be in arrears.

          (v) So long as any shares of Series C Preferred Stock are outstanding, no dividends shall be declared, paid or set aside for payment or other distribution upon any Series C Junior Securities for any Series C Dividend Period (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Series C Junior Securities and other than as provided in clause (B) below), nor, during any Series C Dividend Period, shall any shares of any Series C Junior Securities or any Series C Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or set aside or made available for a sinking fund for the redemption of any shares of any such stock) by the Bank (except by conversion into or exchange for shares of, or options, warrants or rights to subscribe for or purchase, Series C Junior Securities) whenever, in each case, full non-cumulative dividends on all outstanding shares of the Series C Preferred Stock for such Series C Dividend Period shall not have been declared and paid or set aside for payment.

     (e) Liquidation Preference.

          (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Bank, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Bank available for distribution to its stockholders an amount in cash equal to the Series C Liquidation Value for each share outstanding, plus an amount in cash equal to all accumulated and unpaid dividends thereon for the then current Series C Dividend Period, whether or not earned or declared, before any payment shall be made or any assets distributed to the holders of Series C Junior Securities. If the assets of the Bank are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series C Preferred Stock and any Series C Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series C Preferred Stock and the holders of outstanding shares of such Series C Parity Securities are entitled were paid in full. After payment of the full amount of the liquidation preference, plus any accumulated and unpaid dividends for the then current Series C Dividend Period, to which holders of Series C Preferred Stock are entitled,


                                       Exhibit 1 page 20
     holders of Series C Preferred Stock will have no right or claim to any remaining assets of the Bank.

          (ii) For the purpose of this Section 6.05(e), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Bank nor the consolidation or merger of the Bank shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Bank unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Bank.

     (f) Redemption. After the Issue Date, the Series C Preferred Stock shall be redeemable, in whole or part, at the option of the Bank, but not with the prior written approval of the Federal Reserve and, if such approval is then required under any applicable law, rule, guideline or policy, with the prior written of the Georgia Department of Banking and Finance, for cash out of any source of funds legally available, at a redemption price equal to 100% of the Series C Liquidation Value per share plus declared and unpaid dividends thereon, if any accumulated since the immediately preceding Series C Dividend Payment Date (the "Series C Redemption Price"). Any date of such redemption is referred to as the "Series C Redemption Date." If fewer than all the outstanding shares of Series C Preferred Stock are to be redeemed, the Bank will select those to be redeemed by lot or pro rata or by any other method as may be determined by the Board of Directors to be equitable.

     (g) Procedure for Redemption.

          (i) Upon redemption of the Series C Preferred Stock pursuant to
     Section 6.05(f) hereof, notice of such redemption (a "Series C Notice of Redemption") shall be mailed by first-class mail, postage prepaid, not less than 30 days nor more than 60 days prior to the Series C Redemption Date tot he holders of record of the shares to be redeemed at their respective addresses as they shall appear in the records of the Bank; provided, however, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed except as tot he holder to whom the Bank has failed to give such notice or except as to the holder to whom notice was defective. Each such notice shall state: (A) the Series C Redemption Date; (B) the Series C Redemption Price; and (C) the place or places where certificates for such shares are to be surrendered for payment of the Series C Redemption Price.

          (ii) If a Series C Notice of Redemption shall have been given as aforesaid and the Bank shall have deposited on or before the Redemption Date a sum sufficient to redeem the shares of Series C Preferred Stock as to which a Series C Notice of Redemption has been given in trust with the Transfer Agent with irrevocable instructions and authority to pay the Series C Redemption Price to the holders thereof, or if no such deposit is made, then upon the Series C Redemption Date (unless the Bank shall default in making payment of the Series C Redemption Price), all rights of the holders thereof as stockholders of the Bank by reason of the ownership of such shares (except their right to receive the Series C Redemption Price thereof without interest) shall cease and terminate, and such shares shall no longer be deemed outstanding for any purpose. The Bank shall be entitled to receive, from time to time, from the Transfer Agent the interest, if any,


                                       Exhibit 1 page 21
     earned on such moneys deposited with it, and the holders of any shares so redeemed shall have no claim to any such interest. In case the holder of any shares of Series C Preferred Stock so called for redemption shall not claim the Series C Redemption Price for its shares within six months after the related Series C Redemption Date, the Transfer Agent shall, upon demand, pay over to the Bank such amount remaining on deposit, and the Transfer Agent shall thereupon be relieved of all responsibility to the holder of such shares, and such holder shall look only to the Bank for payment thereof.

          (iii) Not later than 1:30 p.m., Eastern Standard Time, on the Business Day immediately preceding the Series C Redemption Date, the Bank shall irrevocably deposit with the Transfer Agent sufficient funds for the payment of the Series C Redemption Price for the shares to be redeemed on the Series C Redemption Date and shall give the Transfer Agent irrevocable instructions to apply such funds, and, if applicable and so specified in the instructions, the income and proceeds therefrom, to the payment of such Series C Redemption Price. The Bank may direct the Transfer Agent to invest any such available funds, provided that the proceeds of any such investment will be available to the Transfer agent in Atlanta, Georgia at the opening of business on such Series C Redemption Date.

          (iv) Except as otherwise expressly set forth in this Section 6.05(g), nothing contained in these Restated Articles of Incorporation shall limit any legal right of the Bank to purchase or otherwise acquire any shares of Series C Preferred Stock at any price, whether higher or lower than the Series C Redemption Price, in private negotiated transactions, the over-the-counter market or otherwise.

          (v) If the Bank shall not have funds legally available for the redemption of all of the shares of Series C Preferred Stock on any Series C Redemption date, the Bank shall redeem on the Series C Redemption Date only the number of shares of Series C Preferred stock as it shall have legally available funds to redeem, as determined in an equitable manner, the remainder of the shares of Series C Preferred Stock shall be redeemed, at the option of the Bank, on the earliest practice date next following the day on which the Bank shall first have funds legally available for the redemption of such shares.

     (h) Reacquired Shares. Shares of the Series C Preferred Stock that have been redeemed, purchased or otherwise acquired by the Bank are not subject to reissuance or resale as shares of Series C Preferred Stock and shall be held in treasury. Such shares shall revert to the status of authorized but unissued shares of preferred stock, undesignated as to series, until the Board of Directors of the Bank shall designate them again for issuance as part of a series.

     (i) Voting Rights. Except as otherwise from time to time required by law, the holders of the Series C Preferred Stock shall not have any voting rights.

     Section 6.06. Definitions. For the purpose of section 6.05 hereof, the following terms shall have the meanings indicated:

     "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a day on which banking institutions in The City of New York or Atlanta, Georgia are authorized or required by law or executive order to close.


                                       Exhibit 1 page 22

     "Company" means STB Capital, LLC, a limited liability company, or any successor thereto.

     "Exchange Date" means any date on which the 7.25% Non-Cumulative Exchangeable Preferred Securities of the Company are exchanged for the Series C Preferred Stock.

     "Federal Reserve" means the Board of Governors of the Federal Reserve System, or any successor thereto.

     "Issue Date" means with respect to the Series C Preferred Stock, the first date on which shares of Series C Preferred Stock are issued.

     "Record Date" means the Business Day immediately preceding the applicable Series C Dividend Payment Date.

     "Series C Dividend Payment Date" means March 15 and September 15 of each year.

     "Series C Dividend Period" is the period from a Series C Divided Payment Date, to but excluding, the next succeeding Series C Dividend Payment Date; provided, however, that the initial Series C Dividend Period is the period from the Issue Date of the Series C Preferred Stock to the next succeeding Series C Dividend Payment Date.

     "Series C Dividend Rate" has the meaning set forth in Section 6.05(d)(i).

     "Series C Junior Securities" has the meaning set forth in Section 6.05(c) hereof.

     "Series C Liquidation Value" has the meaning set forth in Section 6.05(a).

     "Series C Notice of Redemption" has the meaning set forth in Section 6.05(g)(i) hereof.

     "Series C Parity Securities" has the meaning set forth in Section 6.05(c) hereof.

     "Series C Preferred Stock" has the meaning set forth in Section 6.05(a) hereof.

     "Series C Redemption Date" has the meaning set forth in Section 6.05(f) hereof.

     "Series C Redemption Price" has the meaning set forth Section 6.05(f) hereof.

     "Series C Senior Securities" has the meaning set forth in Section 6.05(c) hereof.

     "Transfer Agent" means a bank or trust company as may be appointed from time to time by the Board of Directors of the Bank, or a committee thereof, to act as transfer agent, paying agent and registrar of the Series C Preferred Stock.

     Section 6.07. Authority is hereby expressly granted to the Board of Directors from time to time to issue additional Preferred Stock, for such consideration and on such terms as it may determine, as Preferred Stock of one or more series and in connection with the creation of any such series to fix by the resolution or resolutions providing for the issue of shares thereof the


                                       Exhibit 1 page 23
designation, powers and relative participating, optional, or other special rights of such series, and the qualifications, limitations, or restrictions thereof.

                                   Article VII

     No stockholder shall have any preemptive right to subscribe for or to purchase any shares or other securities issued by the Bank.

                                  Article VIII

     The number of directors shall be not less than eleven nor more than twenty-five, which number shall be fixed as provided by law.

                                   Article IX

     Section 9.01. No director of the Bank shall be personally liable to the shareholders of the Bank for monetary damages for breach of his duty of care or other duty as a director, provided that this provision shall eliminate or limit the liability of a director only to the maximum extent permitted from time to time by the Financial Institutions Code of Georgia or any successor law or laws.

     Section 9.02. Any repeal or modification of clause (a) of this Article IX by the shareholders of the Bank shall not adversely affect any right or protection of a director of the Bank existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, SunTrust Bank has caused these Restated Articles of Incorporation to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by its duly authorized officers on this 4th day of March, 2002.

                                  SUNTRUST BANK

                                   By:  /s/ L. Phillip Humann
                                      ------------------------------------------
                                       Name:  L. Phillip Humann
                                       Title: Chairman of the Board, President
                                              and Chief Executive Officer

                                       By:  /s/ John W. Spiegel
                                          --------------------------------------
                                            Name:  John W. Spiegel
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

(SEAL)

Attest:   /s/ Raymond D. Fortin
       -----------------------------
Name:  Raymond D. Fortin
Title: Corporate Secretary


                                       Exhibit 1 page 24

                                                                    Exhibit 25.1

                              EXHIBIT 2 TO FORM T-1

                            CERTIFICATE OF AUTHORITY
                                       OF
                       SUNTRUST BANK TO COMMENCE BUSINESS

             (Incorporated by reference from Exhibit 2 to Form T-1, Registration No. 333-32106 filed by Sabre Holdings Corporation)

                              EXHIBIT 3 TO FORM T-1

                                  AUTHORIZATION
                                       OF
                            SUNTRUST BANK TO EXERCISE
                             CORPORATE TRUST POWERS

          (Incorporated by reference from Exhibits 2 and 3 to Form T-1, Registration No. 333-32106 filed by Sabre Holdings Corporation)

                              EXHIBIT 4 TO FORM T-1

                                     BY-LAWS
                                       OF
                                  SUNTRUST BANK

                                   (ATTACHED)

                                                                    Exhibit 25.1

                                  SUNTRUST BANK
                                     BYLAWS

                    (As Amended and Restated August 13, 2002)

                                    ARTICLE I
                                  SHAREHOLDERS

SECTION 1. Annual Meeting. The annual meeting of the shareholder for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date and at such time as the Board of Directors may by resolution provide. If the Board of Directors fails to provide such date and time, the meeting shall be held at the Bank's headquarters at 10:00 AM local time on the third Tuesday in April of each year, or, if that date is a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of the shareholder that such meeting shall be in lieu of the annual meeting.

SECTION 2. Special Meeting; Call of Meetings. Special meetings of the shareholder may be called at any time by the Chairman of the Board, the President, or the Board itself, and shall be held at such place as is stated in the notice.

                                   ARTICLE II
                                    DIRECTORS

SECTION 1. Board of Directors. The Board of Directors shall manage the business and affairs of the Bank and may exercise all of the powers of the Bank, subject to whatever restrictions are imposed by law.

SECTION 2. Composition of the Board. The Board of Directors of the Bank shall consist of not less than ten (10) nor more than twenty (20) natural persons, the exact number to be set from time to time by the Board of Directors. In the absence of the Board setting the number of Directors, the number shall be sixteen (16). Each Director, unless he or she dies, resigns, retires or is removed from office, shall hold office until the next annual meeting of the shareholder, and may be reelected for successive terms.

SECTION 3. Election of Directors. Nominations for election to the Board of Directors may be made by the Board, or by the Bank's shareholder. Nominations shall specify the class of Directors to which each person is nominated.

SECTION 4. Vacancies. Vacancies resulting from retirement, resignation, removal from office (with or without cause), death or an increase in the number of Directors comprising the Board, shall be filled by the Board of Directors. Any Director so elected shall hold office until the next annual meeting of the shareholder. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

                                Exhibit 4, Page 1

SECTION 5. Retirement. Each Director serving as an officer of the Bank or any of its affiliates shall cease to be a Director on the date of the first to occur of
(a) his or her 65th birthday, or (b) the date of his or her termination, resignation or retirement of employment. Each Director who is not an officer of the Bank or any of its affiliates shall cease to be a Director at the end of his or her term that coincides with or follows his or her 70th birthday.

SECTION 6. Removal. Any or all Directors may be removed from office at any time with or without cause, by the affirmative vote of the shareholder.

SECTION 7. Resignations. Any Director may resign at any time by giving written notice to the Chairman of the Board, the President or the Corporate Secretary. Such resignation shall take effect when delivered unless the notice specifies a later effective date, and the acceptance of the resignation shall not be necessary to make it effective, unless otherwise stated in the resignation.

                                   ARTICLE III
                   ACTION OF THE BOARD OF DIRECTORS; COMMTTEES

SECTION I. Quorum; Vote Requirement. A majority of the Directors holding office shall constitute a quorum for the transaction of the Board's business. If a quorum is present, a vote of a majority of the Directors present at such time shall be the act of the Board of Directors, unless a greater vote is required by law, the Articles of Incorporation or these Bylaws.

SECTION 2. Executive Committee. An Executive Committee, consisting of not less than four (4) Directors, is hereby established. The members of the Executive Committee shall be elected by the Board at its meeting immediately following the annual shareholder's meeting, or at such other time as the Board determines to be appropriate. The Executive Committee shall have and may exercise all the authority of the Board as permitted by law. In addition, the Executive Committee shall serve as the Nominating Committee and shall have the power to recommend candidates for election to the Board and consider other issues related to the size and composition of the Board. The Board shall elect the Chairman of the Executive Committee, who shall be entitled to preside at all meetings of the Executive Committee and perform such other duties as may be designated by the Committee. The Executive Committee shall exercise oversight for the Bank's fiduciary actions and duties.

SECTION 3. Audit Committee. An Audit Committee, consisting of not less than four
(4) Directors, is hereby established. No Director who is an officer of the Bank or any affiliate shall be a member of the Audit Committee. The members of the Audit Committee shall be elected by the Board at its meeting immediately following the annual shareholder's meeting, or at such other time as the Board determines to be appropriate. The Audit Committee shall require that an audit of the books and records of the affairs of the Bank be made at such time or times as the members of the Audit Committee choose, and shall review the scope of the audit and approve of any non-audit services to be performed for the Bank by the independent accountants. The Audit Committee shall also review examination reports by the independent accountants and regulatory agencies; review credit issues, loan policies and procedures, the classification of loans and the adequacy of the allowance for loan losses; monitor the credit process review function; review the Bank's CRA policy, plans and performance; review internal programs to assure compliance with laws and regulations and the adequacy of internal controls. The Board shall elect the Chairman

                                Exhibit 4, Page 2
of the Audit Committee who shall be entitled to preside at all meetings of the Committee and perform such other duties as may be designated by the Committee.

SECTION 4. Other Committees. The Board of Directors may designate one or more other committees, each consisting of one or more Directors, and each of which, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all authority of the Board of Directors.

SECTION 5. Committee Meetings. Regular meetings of each committee, of which no notice is necessary, shall be held at such times and places as fixed, from time to time, by resolution adopted by the committee. Special meetings of any committee may be called at any time by the Chairman of the Board or the President, by the Chairman of such committee or by two members of the committee. Notice of any special meeting of any committee may be given in the manner provided in the Bylaws for giving notice of a special meeting of the Board of Directors. However, notice of any special meeting need not be given to any member of the committee who is present at the meeting or who, before or after the meeting, waives notice in writing (including telegram, cablegram, facsimile, or radiogram). Any regular or special meeting of any committee shall be a legal meeting, without any notice being given, if all the members are present. A majority of the members of any committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the committee.

SECTION 6. Committee Records. Each committee shall keep a record of its acts and proceedings and shall report them from time to time to the Board of Directors.

SECTION 7. Alternate Members; Vacancies. The Board of Directors may designate one or more Directors as alternate members of any committee, to act in the place and stead of one or more members who are absent from such committee. The Board of Directors may fill any vacancy or vacancies occurring in any committee.

SECTION 8. Place, Time, Notice and Call of Directors' Meetings. The annual meeting of the Board of Directors shall be held each year immediately following the annual meeting of the shareholder or at such other time and place as the Chairman of the Board may designate. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors may determine from time to time. Regular meetings of the Board of Directors may be held without notice. Special meetings of the Board of Directors shall be held upon notice of the date, time and place of the meeting as given to each Director orally, by telephone or in person, or in writing, by personal delivery or by mail, telegram, facsimile, or cablegram. Notice of special meetings shall be given no later than the day before the meeting, except that notice of a special meeting need not be given to any Director who signs and delivers to the Bank, either before or after the meeting, a waiver of notice. Attendance of a Director at a Board meeting shall constitute a waiver of notice of that meeting, as well as a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting (or promptly upon his or her arrival), any such objection or objections to the transaction of business and thereafter does not vote for or assent to action taken at the meeting. The business to be transacted at, and the purpose of, any regular or special meeting of the Board of Directors need not be specified in the notice or waiver of notice of the meeting unless required by law or these Bylaws.

                                Exhibit 4, Page 3

A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. No notice of any adjourned meeting need be given. Meetings of the Board of Directors may be called by the Chairman of the Board, the President or any two Directors.

SECTION 9. Action by Directors Without a Meeting; Participation in Meeting by Telephone. Except as limited by law, any action to be taken at a meeting of the Board, or by any committee of the Board, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the members of the Board or such Committee and shall be filed with the minutes of the proceedings of the Board or such committee. Such written consent shall have the same force and effect as a unanimous vote of the Board or such committee and any document executed on behalf of the Corporation may recite that the action was duly taken at a meeting of the Board or such committee.

Participation at Board and committee meetings may occur by conference telephone or similar communication equipment so long as all persons participating in the meeting can hear and speak to one other, and such participation shall constitute personal presence at the meeting.

SECTION 10. Directors' Compensation. The Board of Directors shall have authority to determine, from time to time, the amount of compensation paid to its members for attendance at meetings of, or services on, the Board or any committee thereof. The Board shall also have the power to reimburse Directors for reasonable expenses of attendance at Directors' meetings and committee meetings.

                                   ARTICLE IV
                                    OFFICERS

SECTION 1. Executive Structure. The Board of Directors shall elect a Chairman of the Board, President, Chief Financial Officer, Corporate Secretary and Treasurer, and may elect one or more Vice Chairmen and Executive Vice Presidents as the Board of Directors may deem necessary. The Board of Directors shall designate a Chief Executive Officer from among these officers. The Chief Executive Officer shall designate duties of each designated officer and may appoint assistant officers, to assist one or more of the designated officers in discharging their duties. Titles of the assistant officers will be designated by the Chief Executive Officer as he or she deems appropriate. The Chief Executive Officer may also appoint other officers and may delegate the authority to appoint officers to other officers of the Bank. The local or regional boards or the local or regional chief executive officers or their designees may appoint officers of SunTrust Bank. Each officer elected by the Board and each officer appointed by the Chief Executive Officer or his or her designee shall serve until the next annual meeting of the Board, or until he or she earlier resigns, retires, dies or is removed from office. Any two or more offices may be held by the same person.

SECTION 2. Chief Executive Officer. The Chief Executive Officer shall be the most senior officer of the Bank and all other officers and agents of the Bank shall be subject to his or her direction. He or she shall be accountable to the Board of Directors for the fulfillment of his or her duties and responsibilities and, in the performance and exercise of all such duties, responsibilities and powers, he or she shall be subject to the supervision and direction of, and any

                                Exhibit 4, Page 4
limitations imposed by, the Board of Directors. The Chief Executive Officer shall be responsible for interpretation and implementation of the policies of the Bank as determined and specified from time to time by the Board of Directors, and shall be responsible for the general management and direction of the business and affairs of the Bank. For the purpose of fulfilling his or her duties and responsibilities and subject to these Bylaws and the direction of the Board, the Chief Executive Officer shall have plenary authorities and powers, including general executive powers, the authority to delegate and assign duties, responsibilities and authorities, and, in the name of the Bank and on its behalf, the authority to negotiate and make any agreements, waivers or commitments that do not require the express approval of the Board.

SECT1ON 3. Chairman of the Board. The Chairman shall be a member of the Board of Directors and shall be entitled to preside at all meetings of the Board.

SECTION 4. President. The President shall have such powers and perform such duties as may be assigned by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

SECTION 5. Vice Chairman. Any Vice Chairman elected shall have such duties and authority as may be conferred upon him by the Board or delegated to him by the Chief Executive Officer.

SECTION 6. Chief Financial Officer. The Chief Financial Officer shall have the care, custody, control and handling of the funds and assets of the Bank, and shall render a statement of the assets, liabilities and operations of the Bank to the Board at its regular meetings.

SECTION 7. Treasurer. The Treasurer shall perform such duties as may be assigned to him or her and shall report to the Chief Financial Officer or, in the absence of the Chief Financial Officer, to the President.

SECTION 8. Corporate Secretary. Due notice of all meetings of the shareholder and Directors shall be given by the Corporate Secretary or the person or persons calling such meeting. The Corporate Secretary shall report the proceedings of all meetings in a book of minutes and shall perform all the duties pertaining to his or her office, including authentication of corporate documents, and shall have custody of the Seal of the Bank. Each Assistant Corporate Secretary appointed by the Chief Executive Officer or his or her designee may perform all duties of the Corporate Secretary.

SECTION 9. Bank Officers. Each officer, employee and agent of the Bank shall have the duties and authority conferred upon him or her by the Board of Directors or delegated to him or her by the Chief Executive Officer, or his or her designee.

SECTION 10. Removal of Officers. Any officer may be removed by the Board of Directors with or without cause whenever, in its judgment, the best interests of the Bank will be served thereby. In addition, an officer of the Bank shall cease to be an officer upon ceasing to be an employee of the Bank or its affiliates.

                                    ARTICLE V
                                      STOCK

                                Exhibit 4, Page 5

SECTION 1. Stock Certificates. The shares of stock of the Bank shall be represented by certificates in such form as may be approved by the Board of Directors, which certificates shall be issued to the shareholder of the Bank and shall be signed by the Chairman of the Board, or the President, together with the Corporate Secretary or an Assistant Secretary of the Bank; and which shall be sealed with the seal of the Bank. The described signatures on any certificate may be a facsimile signature if the certificate is countersigned by a transfer agent or registrar other than the Bank itself or an employee of the Bank. No share certificates shall be issued until consideration for the shares represented thereby has been fully paid. If any officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before such certificate is issued, it may be issued by the Bank with the same effect as if he or she was such officer at the date of issue.

SECTION 2. Transfer of Stock. Shares of stock of the Bank shall be transferred on the books of the Bank only upon surrender to the Bank of the certificate or certificates representing the shares to be transferred, accompanied by an assignment in writing of such shares, properly executed by the shareholder of record or his or her duly authorized attorney-in-fact, and after payment of all taxes due upon the transfer. The Bank may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall be marked on its face "Canceled". The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate and provision for appointment of a transfer agent and a registrar) as it deems appropriate.

SECTION 3. Registered Shareholder. The Bank may deem and treat the holder of record of any stock as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

SECTION 4. Record Date. For the purpose of determining the shareholder entitled to notice of, or to vote at, any meeting of shareholder or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of the shareholder for any other purpose, the Board of Directors may fix, in advance, a date as the record date for determination of the shareholder.

                                   ARTICLE VI

                        DEPOSITORIES, SIGNATURES AND SEAL

SECTION 1. Depositories. All funds of the Bank shall be deposited in the name of the Bank in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Bank by such person or persons as the Board, its Executive Committee or the Chief Executive Officer may, from time to time, direct.

                                Exhibit 4, Page 6

SECTION 2. Seal. The seal of the Bank shall be in such form as the Board of Directors may, from time to time, direct. Unless otherwise directed by the Board of Directors, the official seal of the Bank shall be as follows:

If the seal is affixed to a document, the signature of the Corporate Secretary or his or her designee shall attest to the seal. The seal and its attestation may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it has been affixed and attested manually.

SECTION 3. Execution of Instruments. All bills, notes, checks, and other instruments for the payment of money, all agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Bank by the Chairman of the Board, the President, any Vice Chairman, Executive Vice President, Senior Vice President or Vice President, the Secretary or the Treasurer. Any such instrument may also be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Bank in such manner and by such other officers, employees or agents of the Bank as the Board of Directors, Executive Committee or Chief Executive Officer may, from time to time, direct.

                                   ARTICLE VII
              INDEMNIFICATION OF OFFICERS, DIRECTORS, AND EMPLOYEES

SECTION 1. Definitions. The following terms are defined, for purposes of this Article, as:

(A) "Bank" includes any domestic or foreign predecessor entity of this Bank in merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

(B) "Director" means an individual who is or was a director of the Bank or an individual who, while a director of the Bank, is or was serving at the Bank's request as director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A Director is considered to be serving an employee benefit plan at the Bank's request if his or her duties to the Bank also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. Director includes, unless the context requires otherwise, the estate or personal representative of a Director.

(C) "Disinterested Director" means a Director who, at the time of a vote referred to in Section 3(C) or a vote or selection referred to in Section 4(B), 4(C) or 7(A) is not: (I) a party to the proceedings; or (ii) an individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the Director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the Director's judgement when voting on the decision being made.

                                Exhibit 4, Page 7

(D) "Employee" means an individual who is or was an employee of the Bank or an individual who, while an employee of the Bank, is or was serving at the Bank's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An Employee is considered to be serving an employee benefit plan at the Bank's request if his or her duties to the Bank also imposes duties on, or otherwise involves services by, him or her to the plan or to participants in or beneficiaries of the plan. Employee includes, unless the context requires otherwise, the estate or personal representative of an Employee.

(E) "Expenses" includes counsel fees.

(F) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(G) "Officer" means an individual who is or was an officer of the Bank, including an assistant officer, or an individual who, while an officer of the Bank, is or was serving at the Bank's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. An Officer is considered to be serving an employee benefit plan at the Bank's request if his or her duties to the Bank also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. Officer includes, unless the context requires otherwise, the estate or personal representative of an Officer.

(H) "Official Capacity" means: (i) when used with respect to a director, the office of a director in a corporation; and (ii) when used with respect to an officer, the office in a corporation held by the officer. Official Capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

(I) "Party" means an individual who was, is, or is threatened to be made, a named defendant or respondent in a proceeding.

(J) "Proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

Section 2. Basic Indemnification Arrangement. (A) Except as provided in subsection 2(D) below and, if required by Section 4 below, upon a determination pursuant to Section 4 in the specific case that such indemnification is permissible in the circumstances under this subsection because the individual has met the standard of conduct set forth in this subsection (A), the Bank shall indemnify an individual who is made a party to a proceeding because he or she is or was a Director or Officer against liability incurred by him or her in the proceeding if he or she conducted himself or herself in good faith and, in the case of conduct in his or her official capacity, he or she reasonably believed such conduct was in the best interest of the Bank, or in all other cases, he or she reasonably believed such conduct was at least not opposed to the best interests of the Bank and, in the case of any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful.

                                Exhibit 4, Page 8

(B) A person's conduct with respect to an employee benefit plan for a purpose he or she believes in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 2(A) above.

(C) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 2(A) above.

(D) The Bank shall not indemnify a person under this Article (i) in connection with a proceeding by or in the right of the Bank, except for reasonable expenses incurred in connection with the proceeding if it is determined that such person has met the relevant standard of conduct under this section, or (ii) with respect to conduct for which such person was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his official capacity.

SECTION 3. Advances for Expenses. (A) The Bank may advance funds to pay for or reimburse the reasonable expenses incurred by a Director or Officer who is a party to a proceeding because he or she is a Director or Officer in advance of final disposition of the proceeding if (i) such person furnishes the Bank a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct set forth in subsection 2(A) above or that the proceeding involves conduct for which liability has been eliminated under the Bank's Articles of Incorporation; and (ii) such person furnishes the Bank a written undertaking meeting the qualifications set forth below in subsection 3(B), executed personally or on his or her behalf, to repay any funds advanced if it is ultimately determined that he or she is not entitled to any indemnification under this Article or otherwise.

(B) The undertaking required by subsection 3(A)(ii) above must be an unlimited general obligation of the Director or Officer but need not be secured and shall be accepted without reference to financial ability to make repayment.

(C) Authorizations under this Section shall be made: (i) by the Board of Directors (a) when there are two or more Disinterested Directors, by a majority vote of all Disinterested Directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more Disinterested Directors appointed by such a vote; or (b) when there are fewer than two Disinterested Directors, by a majority of the Directors present in a meeting in which Directors who do not qualify as Disinterested Directors may participate; or (ii) by the shareholder.

SECTION 4. Authorization of and Determination of Entitlement to Indemnification.

(A) The Bank shall not indemnify a Director or Officer under Section 2 above unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of such person is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in subsection 2(A) above; provided, however, that regardless of the result or absence of any such determination, to the extent that a Director or Officer has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a Director or Officer, the Bank shall indemnify such person against reasonable expenses incurred by him or her in connection therewith.

                                Exhibit 4, Page 9

(B) The determination referred to in subsection 4(A) above shall be made (i) if there are two or more Disinterested Directors, by a majority vote of all the Disinterested Directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more Disinterested Directors appointed by such a vote; (ii) by special legal counsel
(1) selected by the Board of Directors or its committee in the manner prescribed in subdivision (i), or (2) if there are fewer than two Disinterested Directors, selected by the Board of Directors (in which selection Directors who do not qualify as Disinterested Directors may participate); or (iii) by the shareholder; but shares owned by or voted under the control of a Director who at the time does not qualify as a Disinterested Director may not be voted on the determination.

(C) Authorization of indemnification or an obligation to indemnify, and evaluation as to reasonableness of expenses of a Director or Officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 4(B) above, except that if there are fewer than two Disinterested Directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection 4(B)(ii)(2) above to select counsel.

(D) The Board of Directors, a committee thereof, or special legal counsel acting pursuant to subsection (B) above or Section 5 below, shall act expeditiously upon an application for indemnification or advances, and cooperate in the procedural steps required to obtain a judicial determination under Section 5 below.

(E) The Bank may, by a provision in its Articles of Incorporation or Bylaws or in a resolution adopted or a contract approved by its Board of Directors or shareholder, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements referred to in Section 3(C) or Section 4(C).

SECTION 5. Court-Ordered Indemnification and Advances for Expenses. A Director or Officer who is a party to a proceeding because he or she is a Director or Officer may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall order indemnification or advances for expenses if it determines that: (i) the Director is entitled to indemnification under this part; or (ii) in view of all the relevant circumstances, it is fair and reasonable to indemnify the Director or Officer or to advance expenses to the Director or Officer, even if the Director or Officer has not met the relevant standard of conduct set forth in subsection 2(A) above, failed to comply with Section 3, or was adjudged liable in a proceeding referred to in subsections (i) or (ii) of
Section 2(D), but if the Director or Officer was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding, unless the Articles of Incorporation of the Bank or a Bylaw, contract or resolution approved or ratified by the shareholder pursuant to Section 7 below provides otherwise.

If the court determines that the Director or Officer is entitled to indemnification or an advance for expenses, it may also order the Bank to pay the Director's or Officer's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

                               Exhibit 4, Page 10

SECTION 6. Indemnification of Officers and Employees. (A) Unless the Bank's Articles of Incorporation provide otherwise, the Bank shall indemnify and advance expenses under this Article to an employee of the Bank who is not a Director or Officer to the same extent, consistent with public policy, as to a Director or Officer.

(B) The Bank may indemnify and advance expenses under this Article to an officer of the Bank who is a party to a proceeding because he or she is an Officer of the Bank: (i) to the same extent as a Director; and (ii) if he is not a Director, to such further extent as may be provided by the Articles of Incorporation, the Bylaws, a resolution of the Board of Directors, or contract except for liability arising out of conduct that is enumerated in subsections
(A)(i) through (A)(iv) of Section 7. The provisions of this Section shall also apply to an Officer who is also a Director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an Officer.

SECTION 7. Shareholder Approved Indemnification. (A) If authorized by the Articles of Incorporation or a Bylaw, contract or resolution approved or ratified by shareholder of the Bank, the Bank may indemnify or obligate itself to indemnify a person made a party to a proceeding, including a proceeding brought by or in the right of the Bank, without regard to the limitations in other sections of this Article, but shares owned or voted under the control of a Director who at the time does not qualify as a Disinterested Director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization. The Bank shall not indemnify a person under this Section 7 for any liability incurred in a proceeding in which the person is adjudged liable to the Bank or is subjected to injunctive relief in favor of the Bank: (i) for any appropriation, in violation of his duties, of any business opportunity of the Bank; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;
(iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or (iv) for any transaction from which he or she received an improper personal benefit.

(B) Where approved or authorized in the manner described in subsection 7(A) above, the Bank may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if: (i) the proposed indemnitee furnishes the Bank a written affirmation of his good faith belief that his or her conduct does not constitute behavior of the kind described in subsection 7(A)(i)-(iv) above; and (ii) the proposed indemnitee furnishes the Bank a written undertaking, executed personally, or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

SECTION 8. Liability Insurance. The Bank may purchase and maintain insurance on behalf of an individual who is a Director, Officer, Employee, or agent of the Bank or who, while a director, officer, employee, or agent of the Bank, is or was serving at the request of the Bank as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Bank would have power to indemnify him against the same liability under Section 2 or Section 3 above.

                               Exhibit 4, Page 11

SECTION 9. Witness Fees. Nothing in this Article shall limit the Bank's power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he is not a party.

SECTION 10. Report to Shareholders. If the Bank indemnifies or advances expenses to a Director in connection with a proceeding by or in the right of the Bank, the Bank shall report the indemnification or advance, in writing, to the shareholder.

SECTION 11. Severability. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.

SECTION 12. Indemnification Not Exclusive. The rights of indemnification provided in this Article VII shall be in addition to any rights which any such Director, Officer, Employee or other person may otherwise be entitled by contract or as a matter of law.

                               Exhibit 4, Page 12

                                  ARTICLE VIII
                              AMENDMENTS OF BYLAWS

SECTION 1. Amendments. The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws, but any Bylaws adopted by the Board of Directors may be altered, amended or repealed and new Bylaws adopted by the shareholder. Action by the Directors with respect to the Bylaws shall be taken by an affirmative vote of a majority of all of the Directors then elected and serving, unless a greater vote is required by law, the Articles of Incorporation or these Bylaws.

                                   ARTICLE IX
                      EMERGENCY TRANSFER OF RESPONSIBILITY

SECTION 1. Emergency Defined. In the event of a national emergency threatening national security or a major disaster declared by the President of the United States or the person performing his functions, which directly or severely affects the operations of the Bank, the officers and employees of the Bank will continue to conduct the affairs of the Bank under such guidance from the Directors as may be available except as to matters which by law or regulation require specific approval of the Board of Directors and subject to conformance with any applicable laws, regulations, and governmental directives during the emergency.

SECTION 2. Officers Pro Tempore. The Board of Directors shall have the power, in the absence or disability of any officer, or upon the refusal of any officer to act as a result of said national emergency directly and severely affecting the operations of the Bank, to delegate and prescribe such officer's powers and duties to any other officer, or to any Director.

In the event of a national emergency or state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Bank by its Directors and officers as contemplated by the Bylaws, any two or more available members or alternate members of the then incumbent Executive Committee shall constitute a quorum of such Committee for the full conduct and management of the Bank in accordance with the provisions of Articles II and III of the Bylaws. If two members or alternate members of the Executive Committee cannot be expeditiously located, then three available Directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Bank until the then remaining Board can be convened. These provisions shall be subject to implementation by resolutions of the Board of Directors passed from time to time, and any provisions of the Bylaws (other than this Section) and any resolutions which are contrary to the provisions of this Section or the provisions of any such implementary resolutions shall be suspended until it shall be determined by any such interim Executive Committee acting under this Section that it shall be to the advantage of this Corporation to resume the conduct and management of its affairs and business under all of the other provisions of these Bylaws.

SECTION 3. Officer Succession. If, in the event of a national emergency or disaster which directly and severely affects the operations of the Bank, the Chief Executive Officer cannot be located expeditiously or is unable to assume or to continue normal duties, then the authority and duties of the office shall be automatically assumed, without Board of Directors action, in order of title, and subject only to willingness and ability to serve, by the Chairman of the Board,

                               Exhibit 4, Page 13

President, Vice Chairman, Executive Vice President, Senior Vice President, Vice President, Corporate Secretary or their successors in office at the time of the emergency or disaster. Where two or more officers hold equivalent titles and are willing and able to serve, seniority in title controls initial appointment. If, in the same manner, the Corporate Secretary or Treasurer cannot be located or is unable to assume or continue normal duties, the responsibilities attached thereto shall, in like manner as described immediately above, be assumed by any Executive Vice President, Senior Vice President, or Vice President. Any officer assuming authority and position hereunder shall continue to serve until the earlier of his resignation or the elected officer or a more senior officer shall become available to perform the duties of the position of Chief Executive Officer, Corporate Secretary, or Treasurer.

SECTION 4. Certification of Authority. In the event of a national emergency or disaster that directly and severely affects the operations of the Bank, anyone dealing with the Bank shall accept a certification by the Corporate Secretary or any three officers that a specified individual is acting as Chairman of the Board, Chief Executive Officer, President, Corporate Secretary, or Treasurer, in accordance with these Bylaws; and that anyone accepting such certification shall continue to consider it in force until notified in writing of a change, such notice of change to carry the signature of the Corporate Secretary or three officers of the Bank.

SECTION 5. Alternative Locations. In the event of a national emergency or disaster which destroys, demolishes, or renders the Bank's offices or facilities unserviceable, or which causes, or in the judgment of the Board of Directors or the Executive Committee probably will cause, the occupancy or use thereof to be a clear and imminent hazard to personal safety, the Bank shall temporarily lease or acquire sufficient facilities to carry on its business as may be designated by the Board of Directors. Any temporarily relocated place of business of this Bank shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

SECTION 6. Amendments to Article IX. At any meeting called in accordance with
Section 2 of this Article IX, the Board of Directors or Executive Committee, as the case may be, may modify, amend or add to the provisions of this Article IX so as to make any provision that may be practical or necessary for the circumstances of the emergency.

                               Exhibit 4, Page 14

                                                                    Exhibit 25.1

                              EXHIBIT 5 TO FORM T-1

                    (INTENTIONALLY OMITTED. NOT APPLICABLE.)

                              EXHIBIT 6 TO FORM T-1

                               CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance on a delayed basis of up to $1,000,000,000 of Debt Securities; Purchase Contracts and Purchase Contract Units; Guarantees of Trust Preferred Securities of the Trusts; and Junior Subordinated Debentures with respect to Trust Preferred Securities of ONEOK, Inc., SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                  SUNTRUST BANK

                               By:  /s/ Olga G. Warren
                                  ----------------------------------------
                                  Olga G. Warren
                                  Group Vice President

                              EXHIBIT 7 TO FORM T-1

                               REPORT OF CONDITION
                                   (ATTACHED)

================================================================================

SunTrust Bank                                FFIEC 031
ATLANTA , GA 30302                           Consolidated Report of Condition
Certificate Number: 00867                    for December 31, 2002

================================================================================

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet                                                 C400

Dollar Amounts in Thousands

--------------------------------------------------------------------------------

ASSETS

1. Cash and balances due from depository institutions (from Schedule RC-A):                               RCFD
                                                                                                          ----  -------------
   a.Noninterest bearing balances and currency and coin (1)                                               0081     4,971,165  1.a
                                                                                                                -------------
   b.Interest-bearing balances (2)                                                                        0071        18,542  1.b
                                                                                                                -------------
2. Securities:

                                                                                                                -------------
   a.Held-to-maturity securities (from Schedule RC-B, column A)                                           1754             0  2.a
                                                                                                                -------------
   b.Available-for-sale securities (from Schedule RC-B, column D)                                         1773    21,254,873  2.b
                                                                                                                -------------
3. Federal funds sold and securities purchased under agreements to resell(3)                              B987       396,517  3
                                                                                                          B989     2,990,530
                                                                                                                -------------
4. Loans and lease financing receivables (from Schedule RC-C):                     RCFD
                                                                                   ----     -----------
   a.Loans and leases held for sale                                                5369      7,747,793
                                                                                            -----------
   b.Loans and leases, net of unearned income                                      B528     72,655,261                        4.a
                                                                                            -----------
   c.LESS: Allowance for loan and lease losses                                     3123        912,350                        4.b
                                                                                            -----------
   d.Loans and leases, net of unearned income, allowance, and reserve                                     RCFD
                                                                                                          ----
                                                                                                                -------------
    (item 4.a minus 4.b and 4.c)                                                                          B529    71,742,911  4.d
                                                                                                                -------------
5.  Tracing assets (from Schedule RC-D)                                                                   3545     1,079,432  5.
                                                                                                                -------------
6.  Premises and fixed assets (including capitalized leases)                                              2145     1,323,587  6.
                                                                                                                -------------
7.  Other real estate owned (from Schedule RC-M)                                                          2150        29,317  7.
                                                                                                                -------------
8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)              2130             0  8.
                                                                                                                -------------
9.  Customers' liability to this bank on acceptances outstanding                                          2155         8,577  9.
                                                                                                                -------------
10. Intangible assets                                                                                     2143                10.
                                                                                                                -------------
    a.  Goodwill                                                                                          3163       767,068  10.a
                                                                                                                -------------
    b.  Other intangible assets from Schedule RC-M                                                        0426       612,158  10.b
                                                                                                                -------------
11. Other assets (from Schedule RC-F)                                                                     2160     2,206,224  11.
                                                                                                                -------------
12. Total assets (sum of items 1 through 11)                                                              2170   115,148,694  12.
                                                                                                                -------------

--------
(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

================================================================================

SunTrust Bank                            FFIEC 031
ATLANTA , GA 30302                       Consolidated Report of Condition
Certificate Number: 00867                for December 31, 2002

================================================================================

Schedule RC - Continued
                                                     Dollar Amounts in Thousands

--------------------------------------------------------------------------------

LIABILITIES

13. Deposits:                                                                                             RCON
                                                                                                          ----  ------------
    a. In domestic offices (sum of totals of columns A and C from Schedule         RCON                   2200   73,765,906  13.a
       RC-E, part 1):                                                              ----     -----------         ------------
       (1)Noninterest-bearing (4)                                                  6631     10,011,998                       13.a.1
                                                                                            -----------
       (2)Interest-bearing                                                         6636     63,753,908                       13.a.2
                                                                                            -----------
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs                                      RCFN               13.b
                                                                                                          ----  ------------
       (from Schedule RC-E, part II)                                               RCFN                   2200    6,331,390
                                                                                   ----                         ------------
       (1)Noninterest-bearing                                                      6631              0                       13.b.1
       (2)Interest-bearing                                                         6636      6,331,390    RCFD               13.b.2
                                                                                                          ----
14. Federal funds purchased and securities sold under agreements to repurchase                                  ------------
    a. Federal funds purchased in domestic offices (5)                                                    B993    5,114,850  14
    b. Securities sold under agreements to repurchase (6)                                                 B995    7,163,613
                                                                                                                ------------
                                                                                                          RCFD
                                                                                                          ----  ------------
15. Trading liabilities (from Schedule RC-D)                                                              3548      930,645  15.a
                                                                                                                ------------
16. Other borrowed money (includes mortgage indebtedness and obligations under                            3190    7,590,162
    capitalized leases) (from Schedule RC-M):                                                                   ------------
17. Not applicable
                                                                                                                ------------
18. Bank's liability on acceptances executed and outstanding                                              2920        8,577  18
                                                                                                                ------------
19. Subordinated notes and debentures (7)                                                                 3200    2,169,502  19
                                                                                                                ------------
20. Other liabilities (from Schedule RC-G)                                                                2930    2,032,163  20
                                                                                                                ------------
21. Total liabilities (sum of items 13 through 20)                                                        2948  105,106,808  21
                                                                                                                ------------
22. Minority interest in consolidated subsidiaries                                                        3000    1,016,778  22
                                                                                                                ------------
    EQUITY CAPITAL
                                                                                                                ------------
23. Perpetual preferred stock and related surplus                                                         3838            0  23
                                                                                                                ------------
24. Common stock                                                                                          3230       21,600  24
                                                                                                                ------------
25. Surplus (exclude all surplus related to preferred stock)                                              3839    2,535,422  25
                                                                                                                ------------
26. a. Retained earnings                                                                                  3632    5,574,223  26.a
                                                                                                                ------------
    b. Accumulated other comprehensive income (8)                                                         B530      893,863  26.b
                                                                                                                ------------
27. Other equity capital components (9)                                                                   A130            0  27
                                                                                                                ------------
28. Total equity capital (sum of items 23 through 27)                                                     3210    9,025,108  28
                                                                                                                ------------
29. Total liabilities minority interest, and equity capital (sum of items 21, 22 and 28)                  3300  115,148,694  29
                                                                                                                ------------

                                       13

    Memorandum

    To be reported with the March Report of Condition.


1. Indicated in the box at the right the number of the statement below that best
   describes the most comprehensive level of auditing work performed for the bank                         RCFD       Number
   by independent external auditors as of                                                                 ----     ------------
   any date during 2001                                                                                   6724             N/A  M.1
                                                                                                                   ------------


1= Independent audit of the bank conducted in accordance             5 = Directors' examination of the bank performed by other
   with generally accepted auditing standards by a                       external auditors (may be required by state chartering
   certified public accounting firm which submits a                      authority)
   report on the bank
2= Independent audit of the bank's parent holding                    6 = Review of the bank's financial statements by external
   company conducted in accordance with generally                        auditors
   accepted auditing standards by a certified public
   accounting firm which submits a report on the                     7 = Compilation of the bank's financial statements by
   consolidated holding company (but not on the bank                     external auditors
   separately)
3= Attestation on bank management's assertion on the                 8 = Other audit procedures (excluding tax preparation work)
   effectiveness of the bank's internal control over
   financial reporting by a certified public accounting firm
4= Directors' examination of the bank conducted in                   9 = No external audit work
   accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)


-----------------
(1)  Includes cash items in process of collection.

(2)  Includes time certificates of deposit not held for trading.

(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

(4) Includes total demand deposits and noninterest-bearing time and savings deposits.

(5) Report overnight Federal Home Loan Bank advances and Schedule RC, item 16, "other borrowed money."

(6) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(7)  Includes limited-life preferred stock and related surplus.

(8) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(9)  Includes treasury stock and unearned Employee Stock Ownership Plan Shares.

                              EXHIBIT 8 TO FORM T-1

                    (INTENTIONALLY OMITTED. NOT APPLICABLE.)

                              EXHIBIT 9 TO FORM T-1

                    (INTENTIONALLY OMITTED. NOT APPLICABLE.)


                                       16